Calculation of Filing Fee Tables
F-10
MDA Space Ltd.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common shares, without par value	457(o)
		Equity	Preference shares, without par value	457(o)
		Debt	Debt Securities	457(o)
		Other	Subscription Receipts	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,500,000,000.00	0.0001381	$ 207,150.00
Fees Previously Paid
			Total Offering Amounts:				$ 1,500,000,000.00		$ 207,150.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 91,008.71
			Net Fee Due:						$ 116,141.29
Offering Note
[1]	There are being registered under this Registration Statement such indeterminate number of common shares, preference shares, debt securities, subscription receipts, warrants and units of MDA Space Ltd. (the "Registrant"), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed $1,500,000,000. The maximum aggregate offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the U.S. Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of common shares, preference shares, debt securities, subscription receipts, warrants and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	MDA Space Ltd.	F-10	333-294179	03/10/2026		$ 91,008.71	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 659,005,852.00
Fee Offset Sources	2	MDA Space Ltd.	F-10	333-294179		03/10/2026						$ 138,100.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	As the total filing fee required for this registration statement is $207,150, taking into consideration the available offset of $91,008.71 from the March 2026 Registration Statement (as defined below), the Registrant has accordingly transmitted $116,141.29 otherwise due for this Registration Statement.

Offset Note
[2]	The Registrant previously paid a registration fee of $138,100 in connection with its Registration Statement on Form F-10 (File No. 333-294179) (the "March 2026 Registration Statement"), initially filed on March 10, 2026, which registered an aggregate principal amount of $1,000,000,000 of common shares, preference shares, debt securities, subscription receipts, warrants and units of the Registrant, and a combination of such securities, separately or as units, to be offered by the Registrant from time to time (together, the "Original Offerings"). The gross proceeds from Original Offerings was $340,994,148. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the remaining $91,008.71 of the previous registration fee paid under the March 2026 Registration Statement against the total registration fee of $207,150 due herewith. As a result, a $116,141.29 registration fee is payable in connection with this Registration Statement. In accordance with the Securities Act, the offering of the unsold securities under the March 2026 Registration Statement will be deemed terminated as of the effectiveness of this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date